Exhibit 99.1

BRAD FOOTE GEAR WORKS, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)

September 30,

ASSETS

	2007 (Restated)	2006
CURRENT ASSETS:
Cash	$3,250	$—
Accounts receivable, net	7,200,120	6,635,703
Inventories, net	12,679,891	10,630,643
Prepaid expenses and other current assets	658,953	357,534

Total current assets	20,542,214	17,623,880

PROPERTY AND EQUIPMENT:
Land, buildings and leasehold improvements	3,653,331	450,548
Machinery and equipment	37,686,692	23,212,883
	41,340,023	23,663,431
Less — Accumulated depreciation	13,831,674	11,136,370
Net property and equipment	27,508,349	12,527,061
OTHER ASSETS	163,122	—
TOTAL ASSETS	$48,213,685	$30,150,941

LIABILITIES AND SHAREHOLDERS’ EQUITY

	2007 (Restated)	2006
CURRENT LIABILITIES:
Checks drawn in excess of bank balance	$6,589,999	$5,018,113
Current portion of capital lease obligations	138,094	—
Accounts payable	6,319,534	3,468,126
Accrued liabilities and other current liabilities	2,722,170	1,874,193
Customer deposits	203,499	—
Current maturities of long-term debt	10,013,551	4,671,869
Total current liabilities	25,986,847	15,032,301

LONG-TERM LIABILITIES:
Interest rate swaps	233,896	39,273
Capital lease obligations, net of current portion	289,407	—
Long-term debt, net of current maturities	17,516,062	10,069,301
Total liabilities	44,026,212	25,140,875

SHAREHOLDERS’ EQUITY:
Common stock $1.00 par value; 100,000 shares authorized; 1,000 shares issued and outstanding	1,000	1,000
Additional paid-in capital	1,781,685	499,000
Retained earnings	2,086,335	4,510,066
Interest in Variable Interest Entity	318,453	—
Total shareholders’ equity	4,187,473	5,010,066

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$48,213,685	$30,150,941

BRAD FOOTE GEAR WORKS, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

For the Nine Months Ended September 30,

	2007 (Restated)	2006

NET SALES	$55,910,426	$40,626,883

COST OF SALES	47,692,754	31,986,499

Gross profit	8,217,672	8,640,384

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	10,021,911	6,127,507

Operating (loss) income	(1,804,239)	2,512,877

OTHER INCOME (EXPENSE):
Interest expense	(999,608)	(575,438)
Expense relating to Variable Interest Entity	(26,547)	—
Other, net	10,192	—

Total other expense	(1,015,963)	(575,438)

Net (loss) income	$(2,820,202)	$1,937,439

BRAD FOOTE GEAR WORKS, INC.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

For the Nine Months Ended September 30,

	2007 (Restated)	2006

Operating Activities
Net (loss) income	$(2,820,202)	$1,937,439
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Stock-based compensation	1,282,916	—
Depreciation	2,214,592	1,621,169
Gain on disposal of property and equipment	(250,000)	—
Change in valuation of interest rate swaps	100,837	—
Changes in operating assets and liabilities:
Accounts receivable	1,515,415	(409,584)
Inventories	189,270	(4,088,554)
Prepaid expenses and other current assets	(257,002)	(26,386)
Accounts payable	558,937	38,980
Accrued liabilities and other current liabilities	(1,129,114)	569,340
Net cash provided by (used in) operating activities	1,405,649	(357,596)

Investing Activities
Purchases of property and equipment	(10,686,742)	(5,108,741)
Proceeds from the disposal of property and equipment	250,000	—
Net cash used in investing activities	(10,436,742)	(5,108,741)

Financing Activities
Checks issued in excess of bank balance	1,460,624	2,916,889
Payments of long-term debt	(5,474,411)	(1,256,474)
Proceeds from long-term debt	14,339,050	5,855,922
Proceeds from credit line	—	1,000,000
Principal payments on capital leases	(24,191)	—
Capital contributions — Variable Interest Entity	344,769	—
Distribution paid	(1,611,498)	(3,050,000)
Net cash provided by financing activities	9,034,343	5,466,337
Net increase in cash	3,250	—
Cash at beginning of period	—	—
Cash at end of period	$3,250	$—

BRAD FOOTE GEAR WORKS, INC.

NOTES TO INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

(Unaudited)

September 30, 2007 and 2006

Organization

Brad Foote Gear Works, Inc. (“Brad Foote” the “Company”) is a Subchapter S Corporation incorporated under the laws of the State of Illinois, United States of America.  The Company is engaged in the production of large, high-quality industrial gearing systems for industrial markets as diverse as wind energy, oil and gas production, mining, and other heavy manufacturing industries.  The Company has operating facilities in Cicero, Illinois and Pittsburgh, Pennsylvania.  On October 19, 2007, Broadwind Energy, Inc. (“Broadwind”, formerly known as, “Tower Tech Holdings, Inc.”) acquired all of the outstanding stock of Brad Foote.

Basis of Presentation

The accompanying unaudited consolidated condensed financial information has been prepared in accordance with accounting principles generally accepted in the United States of America.  In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair statement of this financial information have been included.  Financial results for the interim nine-month period ended September 30, 2007 are not necessarily indicative of the results that may be expected for the year ending December 31, 2007.

The Company applies Financial Accounting Standards Board (“FASB”) Interpretation No. 46 (revised 2003), Consolidation of Variable Interest Entities—an Interpretation of ARB No. 51 (“FIN 46(R)”) when determining whether to consolidate a Variable Interest Entity (“VIE”). FIN 46(R) requires that an equity investor in a VIE have significant equity at risk (generally a minimum of 10%) and hold a controlling interest, evidenced by voting rights, and absorb a majority of the entity’s expected losses, receive a majority of the entity’s expected returns, or both. If such equity investor is unable to evidence these characteristics, the entity that retains these ownership characteristics will be required to consolidate the VIE.

Restatement

We accounted for the correction of an error in previously issued financial statements in accordance with the provisions of SFAS No. 154, Accounting Changes and Error Corrections (“SFAS 154”).  In accordance with the disclosure provisions of SFAS 154, when financial statements are restated to correct an error, an entity is required to disclose that its previously issued financial statements have been restated along with a description of the nature of the error, the effect of the correction on each financial statement line item and any per share amount affected for each prior period presented, and the cumulative effect on retained earnings or other appropriate component of equity or net assets in the statement of financial position, as of the beginning of the earliest period presented.

The specific line item effect of the restatement on the previously issued unaudited consolidated condensed financial statements as of and for the nine months ended September 30, 2007, as filed on Form 8K/A on January 4, 2008 are as follows:

Brad Foote Gear Works, Inc

Consolidated Balance Sheet as of September 30, 2007

	As Reported	Adjustments	Notes	Restated
ASSETS
Cash	$—	$3,250	(1)	$3,250
Accounts receivable, net	8,971,293	(1,771,173)	(2)	7,200,120
Inventories, net	12,308,877	371,014	(3)	12,679,891
Prepaid expenses and other current assets	1,007,729	(348,776)	(4)	658,953

Property and equipment	41,251,422	88,601	(5)	41,340,023
Accumulated depreciation	13,864,029	(32,355)	(6)	13,831,674
Other assets	$—	$163,122	(7)	$163,122

LIABILITIES
Checks drawn in excess of bank balance	$5,657,116	$932,883	(8)	$6,589,999
Current portions of capital lease obligations	—	138,094	(9)	138,094
Line of credit	5,581,683	(5,581,683)	(9)	—
Accounts payable	6,198,470	121,064	(10)	6,319,534
Accrued liabilities	1,628,978	1,093,192	(10)	2,722,170
Unearned revenue	—	203,499	(10)	203,499
Current maturities of long-term debt	3,224,289	6,789,262	(9)	10,013,551
Long-term debt, net of current maturities	18,687,412	(1,171,351)	(9)	17,516,061
Capital lease obligations, net of current portion	—	289,407	(9)	289,407

SHAREHOLDERS’ EQUITY
Additional paid-in capital	824,000	957,685	(11)	1,781,685
Interest in Variable Interest Entity	—	318,453	(17)	318,453
Retained earnings	$7,638,447	$(5,552,112)	(11) (18)	$2,086,335

Brad Foote Gear Works, Inc

Consolidated Statement of Operations

For the nine months ended September 30, 2007

	As Reported	Adjustments	Notes	Restated
Net sales	$56,568,197	$(657,771)	(12)	$55,910,426
Cost of sales	43,736,777	3,955,977	(13) (14)	47,692,754
Selling, general and administrative expenses	8,759,992	1,261,919	(14) (15)	10,021,911
Interest expense	(1,077,574)	77,966	(16)	(999,608)
Loss relating to Variable Interest Entity	—	(26,547)	(17)	(26,547)
Other expense, net	—	10,192	(1)	10,192
Net (loss) income	$2,993,854	$(5,814,056)	(18)	$(2,820,202)

Brad Foote Gear Works, Inc

Consolidated Statement of Cash Flows

For the nine months ended September 30, 2007

	As Reported	Adjustments	Notes	Restated
Operating activities:
Net (loss) income	$2,993,854	$(5,814,056)	(18)	$(2,820,202)
Stock-based compensation	—	1,282,916	(15)	1,282,916
Depreciation	2,246,947	(32,355)	(6)	2,214,592
Gain on disposal of property and equipment	—	(250,000)	(19)	(250,000)
Change in valuation of interest rate swaps	—	100,837	(21)	100,837
Changes in operating assets and liabilities:
Accounts receivable	(255,758)	1,771,173	(2)	1,515,415
Inventories	755,201	(565,931)	(3)	189,270
Prepaid expenses and other current assets	(597,481)	340,479	(4)	(257,002)
Accounts payable	125,421	433,516	(10)	558,937
Accrued liabilities and other current liabilities	(2,331,847)	1,202,733	(10)	(1,129,114)
Net cash provided by operating activities	2,936,337	(1,530,688)		1,405,649

Investing Activities:
Purchases of property and equipment	(11,051,142)	364,400	(20)	(10,686,742)
Proceeds from the disposal of property and equipment	—	250,000	(19)	250,000
Net cash used in investing activities	(11,051,142)	614,400		(10,436,742)

Financing Activities:
Checks drawn in excess of bank balance	527,742	932,882	(8)	1,460,624
Payments of long-term debt	(2,101,569)	(3,372,842)	(9)	(5,474,411)
Proceeds from long-term debt	8,706,949	5,632,101	(9)	14,339,050
Proceeds from credit line	2,256,683	(2,256,683)	(9)	—
Principal payments on capital leases	—	(24,191)	(9)	(24,191)
Capital contributions - Variable Interest Entity	325,000	19,769	(17)	344,769
Distributions paid	(1,600,000)	(11,498)	(1)	(1,611,498)
Net cash provided by financing activities	8,114,805	919,538		9,034,343

The primary adjustments to the (unaudited) consolidated condensed balance sheet as of September 30, 2007 include the following:

(1)	The inclusion of other miscellaneous insignificant adjustments and reclassifications;
(2)	An increase in accounts receivable reserve based on revised management estimate, and other miscellaneous adjustments;
(3)	An adjustment to inventory based on revised valuation methodology and revised inventory rollforward;
(4)	An adjustment to prepaid expenses to more accurately state balance of prepaid insurance and other prepaid expenses;
(5)	An adjustment to property and equipment due to reclassification of certain assets from inventory to fixed assets;
(6)	An adjustment to depreciation expense and accumulated depreciation based on revised calculations;
(7)	An adjustment to other non-current assets to reclassify security deposits from a current asset to a non-current asset;
(8)	An adjustment to checks drawn in excess of bank balance as a result of corrections to bank reconciliations;
(9)	An adjustment to separately state capital lease obligations and reclassify certain debt classifications;
(10)	An adjustments to accounts payable, accrued liabilities and unearned revenue based on additional analysis of accounts; and
(11)	A reclassification among additional paid-in capital, retained earnings and equity related to Variable Interest Entity to more accurately present the components of equity.

The primary adjustments to the (unaudited) consolidated condensed statement of operations for the nine months ended September 30, 2007 include the following:

(12)

A reduction in sales by $658,000, primarily related to an increase in the sales, returns and allowances reserve by $664,000 to more accurately reserve for potential sales deductions based on a revised methodology, taking into account actual historical information;

(13)	An increase in cost of sales by $1,334,000 as a result of the following:
a.

A reduction in inventory value of $387,000 based on more precise measurements of the inventory balance at September 30, 2007 using improved methods to value inventory based on rollback procedures from the actual physical inventory date; and

b.	An increase in cost of sales by $947,000 to expense certain costs improperly capitalized to property and equipment, and other adjustments to accrued expenses as a result of unrecorded liabilities;
(14)

An increase in cost of sales and a corresponding reduction in selling, general and administrative expenses of $2,622,000, as a result of a reclassification of expenses to more accurately present costs within the statement of operations;

(15)	An increase in selling, general and administrative expenses by $3,899,000 due to the following:
a.	An increase in the allowance for doubtful accounts reserve by $1,508,000 to adequately reserve for potentially uncollectible accounts based on actual collection history;
b.	The recognition of stock compensation expense for equity provided to an employee based upon the fair value of the equity at the date of grant of approximately $1,283,000;
c.	The recognition of additional expense related to an increase in the vacation accrual in the amount of $174,000 and an increase in rent expense in the amount of $331,000; and
d.	Miscellaneous adjustments to prepaid expenses and other current assets in the amount of $603,000 related to property and casualty insurance adjustments and other general administrative expenses;
(16)	A reduction in interest expense by $78,000 to properly reflect capitalization of certain interest expense, and to adjust accrued interest based on a correction of its calculation;
(17)	A separate presentation of effects from Variable Interest Entity;
(18)	An overall reduction of net income (loss) as a result of the net effects of the adjustments described in notes (12) through (17)

The primary adjustments to the statement of (unaudited) consolidated condensed statement of cash flows for the nine months ended September 30, 2007, not otherwise described above include the following:

(19)	A separate presentation of proceeds from disposal of machinery and equipment and gain from disposal of machinery and equipment;
(20)	An adjustment in purchases of property and equipment; and
(21)	A separate presentation of changes in valuation of interest rate swap.

Reclassifications

Where appropriate, certain reclassifications have been made to prior period financial statements to conform to the current period presentation.

Revenue Recognition

Revenue from sales of products is recognized at the time title and the risks and rewards of ownership pass. This occurs when the products are shipped per customers’ instructions, the sales price is fixed and determinable, and collection is reasonably assured.  Customer deposits and other receipts are generally deferred and recognized when the related revenue is earned.

Customer concentrations and receivables

The Company sells to domestic companies and grants uncollateralized credit to customers on an individual basis based on the customer’s financial condition and credit history. Credit is typically extended on net 30-day basis.  Customer deposits are frequently required at various stages of the production process to minimize credit risk.  Sales to four customers accounted for approximately 66% of net sales and 46% of total outstanding accounts receivable for the nine months ended September 30, 2007.  Management established an allowance for doubtful accounts receivable based on its review of all outstanding amounts on a regular basis. Allowances are generally made for accounts outstanding for 90 days or more, but may vary based on customer circumstances, history with the Company, or other circumstances.  The Company monitors the collections and write-off experience to assess whether or not adjustments to the allowance percentage estimates are necessary. Changes in trends in any of the factors that the Company believes impact the realizability of the accounts receivable or modifications to our credit standards, collection practices and other related policies may impact the allowance for doubtful accounts and the financial results. Bad debt expense for the nine months ended September 30, 2007 was approximately $1,755,000.

Inventories

Inventories are stated at the lower of cost or market by comparing the cost of each item in inventory to its most recent sales price or sales order price. Any excess of cost over the net realizable value of inventory components is included in the Company’s inventory allowance. Market value of inventory, and management’s judgment of the need for reserves, encompasses consideration of other business factors including physical condition, inventory holding period, contract terms, and usefulness. Inventories are valued based on an average cost method that approximates the first-in, first-out (FIFO) basis.

Inventories consist of material components and work-in-process.  Material components consist of components and parts for general production use.  Components can be purchased from third parties as well as sub-assembly components manufactured by the Company that will be used to produce final customer products.  Work-in-process consists of labor and overhead, processing costs, purchased subcomponents, and materials purchased for specific customer orders.

Property and Equipment

Property and equipment are stated at cost. Expenditures for additions and improvements are capitalized, while replacements, maintenance, and repairs that do not improve or extend the lives of the respective assets are expensed as incurred.  Property or equipment sold or disposed of is removed from the respective property accounts, with any corresponding gains and losses recorded to other income or expense in our consolidated statement of operations.  Depreciation is recognized using the straight-line method over the estimated useful lives of the related assets for financial reporting purposes.  In some instances, depreciation is recognized using the double declining balance method over the shorter estimated useful lives due to the Company’s utilization of the related assets.  The Company capitalizes interest costs incurred on indebtedness used to construct property, plant and equipment in accordance with the pronouncement provisions of SFAS No. 34, Capitalization of Interest Cost (“SFAS 34”). Capitalized interest is recorded as part of the asset to which it relates and is amortized over the asset’s estimated useful life. Interest cost capitalized was approximately $153,000 for the nine months ended September 30, 2007.

The estimated lives of property and equipment are as follows:

Asset Description	Asset Life
Land	Not depreciable
Buildings and improvements	40 years
Machinery and equipment	5 - 10 years
Leasehold improvements	Lesser of useful life or lease term

Income Taxes

The Company has elected to be treated as an S Corporation under the statutes of the Internal Revenue Code. Accordingly, there is no provision for income taxes since such taxes are the liability of the individual shareholders.

BRAD FOOTE GEAR WORKS, INC.

NOTES TO INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

(Unaudited)

September 30, 2007 and 2006

Operating Leases

The Company leased two buildings under lease agreements which expired in June 2006. One building is located in Cicero, Illinois and serves as the Company’s principal offices and a manufacturing facility. The second building is located in Pittsburgh, Pennsylvania and serves as a manufacturing facility. The lease agreement for the two buildings contains an option whereas at May 2006, the Company may either extend the lease agreement through June 2008 or purchase the buildings at the greater of the stated option price contained in the agreement or the fair market value as of June 2006. Subsequent to May 2006, the lease continued on a month to month basis until the sale of the buildings discussed below under the heading “Related Party Transactions”.

As discussed below under the heading “Related Party Transactions”, in these notes to interim consolidated condensed financial statements, the buildings were purchased by related parties of the Company. The Company has executed new leases (the “New Leases”) with the related parties, which commenced upon the closing of the Stock Purchase Agreement among Tower Tech Holdings Inc. (now Broadwind Energy, Inc.), the Company and its stockholders beginning in August and October, 2007 and conclude after 96 months.

Related Party Transactions

These New Leases also contain an option to extend the lease agreement for two successive sixty month periods or to purchase the properties for a price set forth in the lease agreement.

Subsequent Events

On August 22, 2007, the Company and its shareholders entered into a Stock Purchase Agreement (“the Agreement”) with Tower Tech Holdings Inc. (“Tower Tech”), now known as Broadwind Energy Inc (“Broadwind”). Under this Agreement, Broadwind agreed to purchase all of the outstanding capital stock of the Company.  The acquisition was completed on October 19, 2007.  The purchase price for the Company’s stock consisted of cash and stock of Broadwind. The cash portion of the purchase price was approximately $64.1 million plus an amount equal to the tax liability of the Company’s shareholders making an election under Section 338(h)(10) of the Internal Revenue Code of approximately $5.8 million. The stock portion of the purchase price was fixed at 16,036,450 shares of Broadwind common stock, which was calculated based on a price per share of $4.00.  In connection with the acquisition of the Company, Tower Tech also indirectly assumed approximately $22 million of the Company’s senior debt.

On December 13, 2007, Broadwind exercised its options to purchase the properties described above under the headings “Operating Leases” and “Related Party Transactions.”  The closing of the purchase occurred during the first quarter of 2008.